Exhibit 99.1

FOR IMMEDIATE RELEASE

PLEASE CONTACT:

Chad L. Stephens

405.948.1560

Website: www.phxmin.com

PHX MINERALS INC.

REPORTS SECOND FISCAL QUARTER 2022 RESULTS, RECORD ROYALTY VOLUMES AND A QUARTERLY DIVIDEND INCREASE OF 33%

OKLAHOMA CITY, May 9, 2022 – PHX MINERALS INC., “PHX” or the “Company” (NYSE: PHX), today reported financial and operating results for the second fiscal quarter ended March 31, 2022.

SUMMARY OF RESULTS FOR THE PERIOD ENDED MARCH 31, 2022, AND SUBSEQUENT EVENTS

•

Royalty production volumes for the second fiscal quarter of 2022 increased 26% to a record 1,548 Mmcfe, and total production volumes for the second fiscal quarter of 2022 increased 16% to 2,460 Mmcfe compared to the first fiscal quarter of 2022.

•	82% of royalty production volumes and 78% of total production volumes in the second fiscal quarter of 2022 were attributable to natural gas.
•	108 gross (0.48 net) wells converted to PDP, including 35 gross (0.04 net) in the SCOOP and 31 gross (0.33 net) in the Haynesville, during the second fiscal quarter of 2022.
•	134 gross (0.60 net) wells in progress as of March 31, 2022.
•	Net loss in the second fiscal quarter of 2022 was ($4.0) million, or ($0.12) per share, compared to net income of $6.7 million, or $0.20 per share, in the first fiscal quarter of 2022.
•

Pretax net income excluding non-cash derivative gains (losses) (1) in the second fiscal quarter of 2022 was $7.8 million, or $0.23 per share, compared to $2.9 million, or $0.09 per share, in the first fiscal quarter of 2022.

•	Adjusted EBITDA(1) of $5.8 million for the second fiscal quarter of 2022, increased from $3.6 million in the second fiscal quarter of 2021 and from $4.4 million in the first fiscal quarter of 2022.
•	Total debt as of March 31, 2022, equaled $24.0 million and debt to adjusted EBITDA (TTM) (1) ratio was 1.23x at March 31, 2022.
•

During the second quarter of fiscal year 2022, PHX closed on an acquisition of 825 net royalty acres located in the SCOOP play of Oklahoma and the Haynesville play of East Texas and Louisiana for approximately $9.3 million in cash.

•

Since March 31, 2022, PHX has closed on an additional acquisition of 185 net royalty acres located in the SCOOP play of Oklahoma and the Haynesville play of Louisiana for approximately $1.5 million in cash. PHX has an additional 983 net royalty acres pending acquisition and under purchase and sale agreements, which the Company expects to close by the end of May 2022 for approximately $9.4 million in cash.

•	PHX announced that the quarterly dividend increased to $0.02 per share, a 33% increase, payable on June 3, 2022, to stockholders of record on May 19, 2022.
(1)	This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Chad L. Stephens, President and CEO, commented, “We are very pleased to report excellent financial results for our second quarter. First, I would like to recognize our employees for their dedication and hard work, for they are our greatest resource. None of our accomplishments would have been achieved without them.

“Royalty volumes increased by over 20% on a quarter over quarter basis for the second consecutive quarter to a record 1.55 Bcfe, and non-operated working interest volumes continue to decline as a percentage of total volumes to 37% and will continue to

PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

become less material going forward.  Higher sales volumes along with the serendipitous commodity price environment provided a 32% increase quarter over sequential quarter in adjusted EBITDA.

“Our active mineral acquisition program has closed a year-to-date total of $25.6 million in transactions with another $9.4 million scheduled to close by the end of May – all in our core focus areas in the SCOOP of southern Oklahoma and the Haynesville. These recent acquisitions are in areas of active drilling and will drive our increasing royalty volumes and cash flow over the coming quarters. Additionally, the Board approved a 33% increase in our quarterly dividend payable in June 2022, which highlights our confidence in our financial strength and earnings power of our growing asset base. PHX remains committed to increasing our return of capital to stockholders via future dividends as we grow our asset base.”

OPERATING HIGHLIGHTS

	Second Quarter Ended	Second Quarter Ended	Six Months Ended	Six Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Mcfe Sold	2,460,042	2,296,802	4,588,290	4,371,139
Average Sales Price per Mcfe	$6.01	$3.63	$6.21	$3.38
Gas Mcf Sold	1,908,030	1,735,820	3,482,295	3,211,276
Average Sales Price per Mcf	$4.47	$2.52	$4.95	$2.44
Oil Barrels Sold	51,631	56,269	99,705	114,945
Average Sales Price per Barrel	$91.26	$55.89	$83.12	$47.73
NGL Barrels Sold	40,371	37,228	84,627	78,365
Average Sales Price per Barrel	$38.05	$22.24	$34.94	$18.54

Total Production for the last five quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2022	1,908,030	51,631	40,371	2,460,042
12/31/2021	1,574,265	48,074	44,256	2,128,248
9/30/2021	1,609,101	54,043	46,369	2,211,570
6/30/2021	1,879,343	55,492	46,753	2,492,813
3/31/2021	1,735,820	56,269	37,228	2,296,802

Royalty Interest Production for the last five quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2022	1,261,949	28,758	18,852	1,547,609
12/31/2021	949,523	25,996	19,953	1,225,220
9/30/2021	705,397	29,442	19,364	998,230
6/30/2021	908,471	31,095	18,255	1,204,571
3/31/2021	924,969	31,768	19,088	1,230,105

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

Working Interest Production for the last five quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2022	646,081	22,873	21,519	912,433
12/31/2021	624,742	22,078	24,303	903,028
9/30/2021	903,704	24,601	27,005	1,213,340
6/30/2021	970,872	24,397	28,498	1,288,242
3/31/2021	810,851	24,501	18,140	1,066,697

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

FINANCIAL HIGHLIGHTS

	Second Quarter Ended	Second Quarter Ended	Six Months Ended	Six Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Working Interest Sales	$5,904,871	$3,851,478	$11,871,518	$7,759,002
Royalty Interest Sales	$8,878,994	$4,494,347	$16,599,511	$7,011,802
Natural Gas, Oil and NGL Sales	$14,783,865	$8,345,825	$28,471,029	$14,770,804

Lease Bonuses and Rental Income	$161,908	$58,554	$240,823	$59,987
Total Revenue	$1,962,367	$6,056,236	$18,564,614	$12,228,612

LOE per Working Interest Mcfe	$1.02	$0.97	$1.20	$0.85
LOE per total Mcfe	$0.38	$0.45	$0.48	$0.47
Transportation, Gathering and Marketing
per Mcfe	$0.61	$0.57	$0.59	$0.59
Production Tax per Mcfe	$0.28	$0.19	$0.30	$0.16
Cash G&A Expense per Mcfe (1)	$0.93	$0.80	$0.88	$0.78
G&A Expense per Mcfe	$1.12	$0.90	$1.05	$0.87
Interest Expense per Mcfe	$0.09	$0.12	$0.09	$0.13
DD&A per Mcfe	$0.86	$0.77	$0.81	$0.92
Total Expense per Mcfe	$3.34	$3.00	$3.32	$3.14

Net Income (Loss)	$(4,020,455)	$(499,723)	$2,661,794	$(1,096,443)
Adjusted EBITDA (2)	$5,819,415	$3,582,486	$10,235,479	$6,494,198

Cash Flow from Operations	$7,296,330	$4,205,726	$15,934,320	$4,677,107
CapEx	$86,671	$297,015	$279,348	$425,098
CapEx - Mineral Acquisitions	$9,274,447	$64,758	$20,918,274	$7,934,504

Borrowing Base			$32,000,000	$29,400,000
Debt			$24,000,000	$23,500,000
Debt to Adjusted EBITDA (TTM) (2)			1.23	2.35

(1)	G&A excluding restricted stock and deferred director’s expense.
(2)	This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

SECOND FISCAL QUARTER ENDED MARCH 31, 2022, RESULTS

The Company recorded a second fiscal quarter 2022 net loss of ($4,020,455), or ($0.12) per share, as compared to a net loss of ($499,723), or ($0.02) per share, in the second fiscal quarter 2021. The change in net loss was principally the result of unrealized losses associated with the Company’s derivative contracts, offset by increased natural gas, oil and NGL sales and gains on asset sales.

Natural gas, oil and NGL revenue increased $6,438,040, or 77%, for the second quarter 2022, compared to the corresponding 2021 quarter due to increases in natural gas, oil and NGL prices of 77%, 63% and 71%, respectively, and an increase in natural gas and NGL volumes of 10% and 8%, respectively, partially offset by an 8% decrease in oil volumes.

The production increase in royalty volumes during the three months ended March 31, 2022, as compared to the three months ended March 31, 2021, resulted from acquired wells in the Haynesville Shale and SCOOP plays coming online.  The decrease in working interest volumes resulted from naturally declining production in high-interest wells in the Arkoma Stack and the divestiture of low-value legacy working interests in Oklahoma.

The Company had a net loss on derivative contracts of ($12,983,406) in the second fiscal 2022 quarter, as compared to a net loss of ($2,348,143) in the second fiscal 2021 quarter, of which ($11,772,640) is unrealized with respect to the second fiscal 2022 quarter. Realized net loss on derivative contracts for the second fiscal 2022 quarter excludes $2,493,481 of cash paid to settle off-market derivative contracts. The change in net loss on derivative contracts was principally due to the Company’s natural gas and oil collars and fixed price swaps being less beneficial in the quarter ended March 31, 2022, in relation to their respective contracted volumes and prices, as compared to the corresponding 2021 quarter.

The 11% increase in total cost per Mcfe in the second fiscal 2022 quarter, relative to the second fiscal 2021 quarter, was primarily driven by an increase in general and administrative costs, or G&A, and depreciation, depletion and amortization, or DD&A. G&A increased $684,788, or 33%, in the second fiscal 2022 quarter compared to the corresponding 2021 quarter due to legal expenses associated with reincorporating in the state of Delaware, increased transaction activity and restricted stock expense. DD&A increased $343,299, or 19%, in the second fiscal 2022 quarter to $0.86 per Mcfe, as compared to $0.77 per Mcfe in the second fiscal 2021 quarter. Of the DD&A increase, $217,604 was a result of a $0.09 increase in the DD&A rate per Mcfe, and $125,695 of such increase resulted from production increasing 7% in the second fiscal 2022 quarter.

SIX MONTHS ENDED MARCH 31, 2022, RESULTS

The Company recorded net income of $2,661,794, or $0.08 per share, in the fiscal six-month period ended March 31, 2022 (the “fiscal six-month 2022 period”), as compared to a net loss of ($1,096,443), or ($0.05) per share, in the corresponding 2021 period. The change in net income was principally the result of increased natural gas, oil and NGL sales and lease bonuses and rental income, and decreased DD&A and interest expense, partially offset by an increase in losses on derivative contracts, lease operating expense, or LOE, transportation, gathering and marketing expenses, production taxes and a reduction in income tax benefit.

Natural gas, oil and NGL sales increased $13,700,225, or 93%, for the fiscal six-month 2022 period, compared to the corresponding 2021 period, due to increases in natural gas, oil and NGL prices of 103%, 74% and 88%, respectively, and an increase in natural gas and NGL volumes of 8% and 8%, respectively, partially offset by a decrease in oil volumes of 13%.

Natural gas volumes increased during the fiscal six-month 2022 period, as compared to the corresponding 2021 period, primarily as a result of new wells associated with recent acquisitions in the Haynesville Shale and SCOOP plays coming online. These gas volumes were partially offset by naturally declining production in high-interest wells in the Arkoma Stack and divestitures in the Fayetteville.  NGL production also increased as a result of new wells brought online in the SCOOP, as well as increased production from liquids-rich gas wells in the Anadarko Granite Wash. The decrease in oil production was a result of naturally declining production in working interest wells in the Eagle Ford play and royalty wells in the Bakken play, due to the Company’s strategy of no longer participating with working interests in new drilling in the Eagle Ford, and reduced drilling activity in the Bakken, as well as naturally declining production in high-interest wells brought online in the STACK during fiscal year 2021. Oil production decreases were partially offset by new wells in the SCOOP.

The Company had a net loss on derivative contracts of ($10,147,238) in the fiscal six-month 2022 period, as compared to a net loss of ($2,602,179) in the corresponding 2021 period, of which ($7,222,140) is unrealized with respect to the fiscal six-month 2022 period.

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

Realized net loss on derivative contracts for the fiscal six-month 2022 period excludes $5,181,572 of cash paid to settle off-market derivative contracts. The change in net loss on derivative contracts was principally due to the Company’s natural gas and oil collars and fixed price swaps being less beneficial in the fiscal six-month 2022 period in relation to their respective contracted volumes and prices, as compared to the corresponding 2021 period.

The 6% increase in total cost per Mcfe in the fiscal six-month 2022 period, relative to the corresponding 2021 period, was primarily driven by an increase in G&A and production tax, partially offset by a decrease in DD&A. G&A increased $1,049,248, or 28%, in the fiscal six-month 2022 period compared to the corresponding 2021 period due to legal expenses associated with reincorporating in the state of Delaware, increased transaction activity and restricted stock expense. DD&A decreased $333,590, or 8%, in the fiscal six-month 2022 period to $0.81 per Mcfe, as compared to $0.92 per Mcfe in the corresponding 2021 period. Of the DD&A decrease, $533,366 was a result of an $0.11 decrease in the DD&A rate per Mcfe, partially offset by an increase of $199,776 resulting from production increasing 5% in the fiscal six-month 2022 period compared to the corresponding 2021 period. The DD&A rate per Mcfe decrease was mainly due an increase in reserves during the fiscal six-month 2022 period, as compared to the corresponding 2021 period.

OPERATIONS UPDATE

During the second fiscal quarter of 2022, the Company converted 108 gross (0.48 net) wells to producing status, including 35 gross (0.04 net) in the SCOOP and 31 gross (0.33 net) in the Haynesville.

At March 31, 2022, the Company had a total of 134 gross wells (0.60 net wells) in progress across its mineral positions and 52 gross (0.23 net) active permitted wells. As of March 31, 2022, 18 rigs were operating on the Company’s acreage with 86 rigs operating within 2.5 miles of its acreage.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Fayetteville	Haynesville	Other	Total
As of March 31, 2022:
Gross Wells in Progress on PHX Acreage	61	14	6	6	-	40	7	134
Net Wells in Progress on PHX Acreage	0.17	0.07	0.01	0.00	-	0.33	0.02	0.60
Gross Active Permits on PHX Acreage	10	11	11	4	-	12	4	52

As of March 31, 2022:
Rigs Present on PHX Acreage	7	1	1	1	-	7	1	18
Rigs Within 2.5 Miles of PHX Acreage	19	13	10	2	-	29	13	86

Leasing Activity

During the second quarter of fiscal 2022, the Company leased 385 net mineral acres for an average bonus payment of $942 per net mineral acre and an average royalty of 22%.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Fayetteville	Haynesville	Other	Total
During Three Months Ended March 31, 2022:
Net Mineral Acres Leased	41	67	-	125	9	-	143	385
Average Bonus per Net Mineral Acre	$1,679	$1,000	-	$185	$100	-	$467	$942
Average Royalty per Net Mineral Acre	25%	25%	-	19%	$17	-	19%	22%

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

ACQUISITION AND DIVESTITURE UPDATE

During the second quarter of fiscal year 2022, the Company purchased 825 net royalty acres for approximately $9.3 million and sold 7,208 net mineral acres, which were predominantly undeveloped and unleased, for approximately $2.1 million.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Fayetteville	Haynesville	Other	Total
During Three Months Ended March 31, 2022:
Net Mineral Acres Purchased	184	-	-	-	-	421	-	605
Net Royalty Acres Purchased	224	-	-	-	-	601	-	825
Price per Net Royalty Acre	$8,027	-	-	-	-	$12,511	-	$11,294
Net Mineral Acres Sold	-	-	-	-	-	-	7,208	7,208
Net Royalty Acres Sold	-	-	-	-	-	-	7,708	7,708
Price per Net Royalty Acre	-	-	-	-	-	-	$272	$272

SECOND QUARTER EARNINGS CALL

PHX will host a conference call to discuss the Company’s second fiscal quarter results at 11:00 a.m. EST tomorrow May 10, 2022. Management’s discussion will be followed by a question and answer session with investors. To participate on the conference call, please dial 877-407-3088 (domestic) or 201-389-0927 (international). A replay of the call will be available for 14 days after the call. The number to access the replay of the conference call is 877-660-6853 and the PIN for the replay is 13729283.

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

FINANCIAL RESULTS

Statements of Operations

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Revenues:
Natural gas, oil and NGL sales	$14,783,865	$8,345,825	$28,471,029	$14,770,804
Lease bonuses and rental income	161,908	58,554	240,823	59,987
Gains (losses) on derivative contracts	(12,983,406)	(2,348,143)	(10,147,238)	(2,602,179)
	1,962,367	6,056,236	18,564,614	12,228,612
Costs and expenses:
Lease operating expenses	929,454	1,030,651	2,185,465	2,035,063
Transportation, gathering and marketing	1,488,518	1,319,514	2,702,122	2,600,479
Production taxes	697,393	443,154	1,376,340	719,180
Depreciation, depletion and amortization	2,121,116	1,777,817	3,704,876	4,038,466
Provision for impairment	-	-	5,585	-
Interest expense	230,212	267,865	406,931	569,763
General and administrative	2,744,264	2,059,476	4,839,821	3,790,573
Losses (gains) on asset sales and other	(2,261,135)	(125,518)	(113,320)	(142,469)
Total costs and expenses	5,949,822	6,772,959	15,107,820	13,611,055
Income (loss) before provision (benefit) for income taxes	(3,987,455)	(716,723)	3,456,794	(1,382,443)

Provision (benefit) for income taxes	33,000	(217,000)	795,000	(286,000)

Net income (loss)	$(4,020,455)	$(499,723)	$2,661,794	$(1,096,443)

Basic and diluted earnings (loss) per common share	$(0.12)	$(0.02)	$0.08	$(0.05)

Basic and diluted weighted average shares outstanding:
Common shares	34,056,316	22,429,777	33,449,594	22,403,678
Unissued, directors' deferred compensation shares	236,139	178,597	234,091	177,923
	34,292,455	22,608,374	33,683,685	22,581,601

Dividends per share of
common stock paid in period	$0.015	$0.01	$0.025	$0.02

Dividends declared per share of
common stock and to be paid in quarter ended June 30	$-	$0.01

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

Balance Sheets

	March 31, 2022	Sept. 30, 2021
Assets
Current assets:
Cash and cash equivalents	$1,703,675	$2,438,511
Natural gas, oil, and NGL sales receivables (net of $0	9,451,366	6,428,982
allowance for uncollectable accounts)
Refundable income taxes	-	2,413,942
Other	1,188,312	942,082
Total current assets	12,343,353	12,223,517

Properties and equipment at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	264,135,242	319,984,874
Non-producing natural gas and oil properties	48,878,130	40,466,098
Other	844,582	794,179
	313,857,954	361,245,151
Less accumulated depreciation, depletion and amortization	(196,960,903)	(257,643,661)
Net properties and equipment	116,897,051	103,601,490

Operating lease right-of-use assets	564,034	607,414
Other, net	537,199	578,593
Total assets	$130,341,637	$117,011,014

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$602,415	$772,717
Derivative contracts, net	14,793,396	12,087,988
Income taxes payable	253,733	334,050
Current portion of operating lease liability	134,955	132,287
Accrued liabilities and other	1,506,836	1,809,337
Total current liabilities	17,291,335	15,136,379

Long-term debt	24,000,000	17,500,000
Deferred income taxes, net	370,906	343,906
Asset retirement obligations	2,178,023	2,836,172
Derivative contracts, net	1,031,639	1,696,479
Operating lease liability, net of current portion	721,188	789,339

Total liabilities	45,593,091	38,302,275

Stockholders' equity:
Common Stock, $0.01666 par value; 54,000,500
shares authorized and 34,469,449 issued at March 31, 2022;
36,000,500 shares authorized and 32,770,433 issued at Sept. 30, 2021	574,261	545,956
Capital in excess of par value	37,596,944	33,213,645
Deferred directors' compensation	1,407,423	1,768,151
Retained earnings	50,778,525	48,966,420
	90,357,153	84,494,172
Less treasury stock, at cost; 377,232 shares at March 31,
2022, and 388,545 shares at Sept. 30, 2021	(5,608,607)	(5,785,433)
Total stockholders' equity	84,748,546	78,708,739
Total liabilities and stockholders' equity	$130,341,637	$117,011,014

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

Condensed Statements of Cash Flows

	Six Months Ended March 31,
	2022	2021
Operating Activities
Net income (loss)	$2,661,794	$(1,096,443)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	3,704,876	4,038,466
Impairment of producing properties	5,585	-
Provision for deferred income taxes	27,000	(288,000)
Gain from leasing fee mineral acreage	(239,751)	(57,493)
Proceeds from leasing fee mineral acreage	328,783	64,047
Net (gain) loss on sales of assets	(171,285)	(62,097)
Directors' deferred compensation expense	103,031	100,254
Total (gain) loss on derivative contracts	10,147,238	2,602,179
Cash receipts (payments) on settled derivative contracts	(176,510)	315,883
Restricted stock awards	688,981	284,148
Other	28,483	31,544
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	(3,022,384)	(1,732,801)
Other current assets	(205,489)	(388,864)
Accounts payable	(91,587)	(340,404)
Income taxes receivable	2,413,942	1,356,356
Other non-current assets	64,975	56,545
Income taxes payable	(80,317)	-
Accrued liabilities	(253,045)	(206,213)
Total adjustments	13,272,526	5,773,550
Net cash provided by operating activities	15,934,320	4,677,107

Investing Activities
Capital expenditures	(279,348)	(425,098)
Acquisition of minerals and overriding royalty interests	(20,918,274)	(7,934,504)
Net proceeds from sales of assets	6,880,972	21,000
Net cash provided (used) by investing activities	(14,316,650)	(8,338,602)

Financing Activities
Borrowings under credit facility	10,000,000	-
Payments of loan principal	(3,500,000)	(5,250,000)
Net cost of equity issuance	(72,657)	(53,482)
Cash receipts from (payments on) off-market derivative contracts	(7,930,160)	-
Payments of dividends	(849,689)	(454,936)
Net cash provided (used) by financing activities	(2,352,506)	(5,758,418)

Increase (decrease) in cash and cash equivalents	(734,836)	(9,419,913)
Cash and cash equivalents at beginning of period	2,438,511	10,690,395
Cash and cash equivalents at end of period	$1,703,675	$1,270,482

Supplemental Schedule of Noncash Investing and Financing Activities

Dividends declared and unpaid	$-	$289,997

Gross additions to properties and equipment	$24,522,684	$8,759,616
Value of shares used for acquisitions	(3,510,001)	(250,000)
Net (increase) decrease in accounts payable for properties
and equipment additions	184,939	(150,014)
Capital expenditures and acquisitions	$21,197,622	$8,359,602

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

Proved Reserves

	Proved Reserves SEC Pricing
	March 31, 2022	Sept. 30, 2021
Proved Developed Reserves:
Mcf of Gas	57,105,505	60,287,881
Barrels of Oil	1,407,747	1,439,860
Barrels of NGL	1,413,001	1,467,092
Mcfe (1)	74,029,993	77,729,593
Proved Undeveloped Reserves:
Mcf of Gas	6,649,529	4,664,787
Barrels of Oil	49,819	64,980
Barrels of NGL	39,120	34,761
Mcfe (1)	7,183,163	5,263,233
Total Proved Reserves:
Mcf of Gas	63,755,034	64,952,668
Barrels of Oil	1,457,566	1,504,840
Barrels of NGL	1,452,121	1,501,853
Mcfe (1)	81,213,156	82,992,826

10% Discounted Estimated Future
Net Cash Flows (before income taxes):
Proved Developed	$136,886,508	$86,793,303
Proved Undeveloped	18,800,039	9,731,035
Total	$155,686,547	$96,524,338
SEC Pricing
Gas/Mcf	$4.24	$2.79
Oil/Barrel	$75.00	$56.51
NGL/Barrel	$31.44	$20.58

Proved Reserves - Projected Future Pricing (2)

10% Discounted Estimated Future	Proved Reserves
Net Cash Flows (before income taxes):	March 31, 2022	Sept. 30, 2021
Proved Developed	$132,544,462	$111,007,369
Proved Undeveloped	18,291,047	11,989,928
Total	$150,835,509	$122,997,297

(1) Crude oil and NGL converted to natural gas on a one barrel of crude oil or NGL equals six Mcf of natural gas basis.
(2) Projected futures pricing as of March 31, 2022, and Sept. 30, 2021, basis adjusted to Company wellhead price.

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

Derivative Contracts as of May 6, 2022

				Collar Average	Collar Average
Fiscal Period	Product	Volume Mcf/Bbl	Swap Price	Floor Price	Ceiling Price
Remaining 2022	Natural Gas	585,000		$3.95	$5.69
Remaining 2022	Natural Gas	1,785,000	$2.98
2023	Natural Gas	890,000		$4.49	$8.10
2023	Natural Gas	2,100,000	$3.24
2024	Natural Gas	60,000		$3.00	$4.70
2024	Natural Gas	380,000	$3.41

Remaining 2022	Crude Oil	64,500	$45.03
2023	Crude Oil	15,000		$75.00	$96.00
2023	Crude Oil	66,750	$62.11
2024	Crude Oil	11,250	$73.35

Non-GAAP Reconciliation

This news release includes certain “non-GAAP financial measures” as defined under the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, including Regulation G. These non-GAAP financial measures are calculated using GAAP amounts in the Company’s financial statements. These measures, detailed below, are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes thereto), included in the Company’s SEC filings and posted on its website.

Adjusted EBITDA Reconciliation

We define “adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding unrealized gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives and restricted stock and deferred directors’ expense. We have included a presentation of adjusted EBITDA because we recognize that certain investors consider this amount to be a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

similarly titled measure of other companies. The following table provides a presentation of net income (loss) to adjusted EBITDA for the periods indicated:

	Second Quarter Ended	Second Quarter Ended	Six Months Ended	Six Months Ended	First Quarter Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021	Dec. 31, 2021
Net Income (Loss)	$(4,020,455)	$(499,723)	$2,661,794	$(1,096,443)	$6,682,249
Plus:
Income tax expense
(benefit)	33,000	(217,000)	795,000	(286,000)	762,000
Interest expense	230,212	267,865	406,931	569,763	176,719
DD&A	2,121,116	1,777,817	3,704,876	4,038,466	1,583,760
Impairment	-	-	5,585	-	5,585
Less:
Unrealized gains (losses)
on derivatives	(11,772,640)	(2,050,712)	(7,222,140)	(2,918,062)	4,550,499
Gains (losses) on asset sales	2,292,215	14,082	171,288	30,559	(2,120,927)
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	(2,493,481)	-	(5,181,572)	-	(2,688,091)
Restricted stock and deferred
director's expense	468,598	216,897	792,013	384,402	323,415
Adjusted EBITDA	$5,819,415	$3,582,486	$10,235,479	$6,497,691	$4,416,065

(1) The initial receipt of $8.8 million of cash from BP Energy Company, or BP, for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP has no effect on the Company’s statement of operations.

Debt to Adjusted EBITDA (TTM) Reconciliation

“Debt to adjusted EBITDA (TTM)” is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (TTM) basis. We have included a presentation of debt to adjusted EBITDA (TTM) because we recognize that certain investors consider such ratios to be useful means of measuring our ability to meet our debt service obligations and for evaluating our financial performance. The debt to adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt to adjusted EBITDA (TTM) may not be comparable to a similarly titled measure of other companies. The following table provides a presentation of net income (loss) to adjusted EBITDA on a TTM basis and of the resulting debt to adjusted EBITDA (TTM) ratio:

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

	TTM Ended	TTM Ended
	March 31, 2022	March 31, 2021
Net Income (Loss)	$(2,459,000)	$(6,485,780)
Plus:
Income tax expense (benefit)	429,949	(1,842,000)
Interest expense	832,295	1,139,313
DD&A	7,412,214	9,023,030
Impairment	56,060	358,826
Less:
Unrealized gains (losses)
on derivatives	(8,580,898)	(7,842,624)
Gains (losses) on asset sales	450,074	738,432
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	3,618,428	-
Restricted stock and deferred
director's expense	1,443,276	721,944
Adjusted EBITDA	$19,464,046	$10,019,525

Debt	$24,000,000	$23,500,000
Debt to Adjusted EBITDA (TTM)	1.23	2.35

(1) The initial receipt of $8.8 million of cash from BP for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP has no effect on the Company’s statement of operations.

Pretax Net Income (Loss) Excluding Non-cash Derivative Gains (Losses) Reconciliation

“Pretax net income (loss) excluding non-cash derivative gains (losses)” is defined as earnings before taxes, excluding unrealized gains (losses) on derivatives. We have included a presentation of pretax net income (loss) excluding non-cash derivative gains (losses) because we recognize that certain investors consider this amount to be a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. Pretax net income (loss) excluding non-cash derivative gains (losses) has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of pretax net income (loss) excluding non-cash derivative gains (losses) may not be comparable to a

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

similarly titled measure of other companies. The following table provides a presentation of net income (loss) to pretax net income (loss) excluding non-cash derivative gains (losses) for the periods indicated:

	Second Quarter Ended	First Quarter Ended
	March 31, 2022	Dec. 31, 2021
Net Income (Loss)	$(4,020,455)	$6,682,249
Plus:
Income tax expense (benefit)	33,000	762,000
Less:
Unrealized gains (losses)
on derivatives	(11,772,640)	4,550,499
Pretax Net Income (Loss) excluding
Non-cash Derivative Gains (Losses)	$7,785,185	$2,893,750

Basic and diluted weighted average
shares outstanding	34,292,455	33,127,722

Pretax Net Income (Loss) excluding
Non-cash Derivative Gains (Losses) per share	$0.23	$0.09

PHX Minerals Inc. (NYSE: PHX) Oklahoma City-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core areas of focus. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota, and Arkansas. Additional information on PHX can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as

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PHX Minerals Inc.

Reports Second Fiscal Quarter 2022 Results …cont.

of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

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